SCHEDULE II
                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                 4/09/01            3,600            72.2500
                                 4/09/01            1,000            72.2500
                                 4/05/01              250-           72.5000
                                 3/29/01            2,000            74.0000
                                 3/28/01              250            74.0000
                                 3/19/01            1,000            76.0000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.